UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

Whitehawk Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38560	61-1547850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Headquarters Plaza, East Building 11th Floor
Morristown, New Jersey		07960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 551 321-2234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	WHWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2026, the board of directors (the “Board”) of Whitehawk Therapeutics, Inc. (the “Company”) increased the number of its authorized directors from nine to ten, and appointed Vijay Iyengar, M.D. to fill the newly created opening on the Board, effective September 9, 2026. Dr. Iyengar was appointed as a Class III director for a term which will expire at the Company’s 2029 annual meeting of stockholders, subject to his earlier resignation, death or removal.

Dr. Iyengar, age 54, served from May 2022 to November 2025 as Executive Vice President, Global Medical Affairs, Product and Partnership Strategy of Incyte Corporation (Nasdaq: INCY), a biopharmaceutical company, and served from May 2016 to April 2022 as Executive Vice President, Global Strategy and Corporate Development of Incyte. Prior to joining Incyte, from April 2014 to April 2016, Dr. Iyengar was the President of Genoptix Medical Laboratory, a Novartis Company. From December 2011 to March 2014, Dr. Iyengar was the Vice President, Rare Diseases Franchise Head at Novartis Oncology and from July 2009 to November 2011, he was the Oncology General Manager of Novartis Greece. From October 2007 to June 2009, Dr. Iyengar was the Global Brand Executive Director at Novartis Pharmaceuticals, and from January 2007 to October 2007, he was the Global Brand Senior Director, Oncology at Novartis Pharmaceuticals. Dr. Iyengar received his B.S. in Biology from Stanford University and earned his M.D. from Harvard Medical School.

We believe that Dr. Iyengar is qualified to serve on our Board because of his extensive industry background and experience in the life sciences industry.

As a non-employee director, Dr. Iyengar will participate in the Company’s compensation program applicable to all non-employee directors. Under the Company’s Outside Director Compensation Policy as currently in effect (the “Outside Director Compensation Policy”), each non-employee director receives a base annual retainer of $40,000. Pursuant to the Outside Director Compensation Policy, Dr. Iyengar was granted an initial award of stock options to purchase 76,080 shares of the Company’s common stock, which award was granted on September 9, 2026, the first trading date on or after September 9, 2026, and will vest on a monthly basis ratably over three years (subject to Dr. Iyengar remaining a service provider of the Company through the applicable vesting dates).

The Company also entered into an indemnification agreement with Dr. Iyengar in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Dr. Iyengar, on the one hand, and any director or executive officer of the Company, on the other hand, and Dr. Iyengar was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Iyengar has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On September 10, 2026, the Company issued a press release announcing the appointment of Dr. Iyengar as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2026	By:	/s/ Scott Giacobello
Scott Giacobello Chief Financial Officer